UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Trinity Capital Inc.

(Exact name of registrant as specified in its charter)

Maryland	35-2670395
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1 N 1st Street Suite 302 Phoenix, Arizona	85004
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.875% Notes due 2029	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-275970

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby consist of the 7.875% Notes due 2029 (the “Notes”) of Trinity Capital Inc., a Maryland corporation (the “Registrant”). The Notes are expected to be listed on The Nasdaq Global Select Market (“Nasdaq”) and to trade on Nasdaq within 30 days of the issue date under the trading symbol “TRINZ.”

For a description of the Notes, reference is made to (i) the information set forth under the heading “Description of Our Debt Securities” in the Registrant’s prospectus included in Pre-Effective Amendment No. 1 to its Registration Statement on Form N-2 (Registration No. 333-275970) (as amended from time to time, the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) on February 1, 2024 under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) the information set forth under the headings “Specific Terms of The Notes and the Offering” and “Description of the Notes” in the Registrant’s prospectus supplement dated March 25, 2024, as filed with the Commission on March 27, 2024 pursuant to Rule 424 under the Securities Act. The foregoing descriptions are incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit

3.1	Articles of Amendment and Restatement of Trinity Capital Inc. (previously filed in connection with the Registrant’s Current Report on Form 8-K (File No. 001-39958), filed on June 30, 2023 and incorporated by reference herein).

3.2	Bylaws of Trinity Capital Inc. (previously filed in connection with the Registrant’s Registration Statement on Form 10 (File No. 000-56139), filed on January 16, 2020 and incorporated by reference herein).

4.1	Base Indenture, dated as of January 16, 2020, by and between Trinity Capital Inc. and U.S. Bank Trust Company, National Association, as trustee (previously filed in connection with the Registrant’s Registration Statement on Form 10 (File No. 000-56139), filed on January 16, 2020 and incorporated by reference herein).

4.2	Fifth Supplemental Indenture, dated as of March 28, 2024, by and between Trinity Capital Inc. and U.S. Bank Trust Company, National Association, as trustee (previously filed in connection with the Registrant’s Current Report on Form 8-K (File No. 001-39958), filed on March 28, 2024 and incorporated by reference herein).

4.3	Form of 7.875% Note due 2029 (incorporated by reference to Exhibit 4.2 hereto).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 28, 2024	Trinity Capital Inc.

	By:	/s/ Kyle Brown
		Name:	Kyle Brown
		Title:	Chief Executive Officer, President and Chief Investment Officer

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